As filed with the Securities and Exchange Commission on October 12, 2006
Registration No. 333-135351

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVERSAL COMPRESSION PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	4922	22-3935108
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
4444 Brittmoore Road, Houston, Texas
77041-8004
(713) 335-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Ernie L. Danner
4444 Brittmoore Road, Houston, Texas
77041-8004
(713) 335-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David P. Oelman Douglas E. McWilliams Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2300 Houston, Texas 77002 (713) 758-2222	Joshua Davidson Felix P. Phillips Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
          This Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-135351) of Universal Compression Partners, L.P. is being filed solely to amend Item 16(a) of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 5 does not modify any provision of the Prospectus constituting Part I or Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, the Prospectus and those Items of Part II have not been included in this Amendment No. 5.

Item 16.	Exhibits and Financial Statement Schedules.
          (a) Exhibits.
          The following documents are filed as exhibits to this registration statement:

Exhibit
Number			Description

1.1		—	Form of Purchase Agreement
3	.1*	—	Certificate of Limited Partnership of Universal Compression Partners, L.P.
3	.2*	—	Form of Amended and Restated Limited Partnership Agreement of Universal Compression Partners, L.P. (included as Appendix A to the Prospectus and including specimen unit certificate for the common units)
3	.3*	—	Certificate of Partnership of UCO General Partner, LP
3	.4*	—	Form of Amended and Restated Limited Partnership Agreement of UCO General Partner, LP
3	.5*	—	Certificate of Formation of UCO GP, LLC
3	.6*	—	Form of Amended and Restated Limited Liability Company Agreement of UCO GP, LLC
5	.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8	.1*	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10	.1*	—	Form of Revolving Credit Agreement
10	.2*	—	Universal Compression Partners, L.P. Long-Term Incentive Plan
10	.3*	—	Form of Contribution, Conveyance and Assumption Agreement
10	.4*	—	Form of Unit Option Grant
10	.5*	—	Form of Phantom Unit Grant
10	.6*	—	Form of Omnibus Agreement
21	.1*	—	List of Subsidiaries of Universal Compression Partners, L.P.
23	.1*	—	Consent of Deloitte & Touche LLP
23	.2*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23	.3*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
24	.1*	—	Powers of Attorney (contained on the signature page)
99	.1*	—	Consent of Nominee for Director
99	.2*	—	Consent of Nominee for Director
99	.3*	—	Consent of Nominee for Director
99	.4*	—	Consent of Nominee for Director
99	.5*	—	Consent of Nominee for Director
99	.6*	—	Consent of Nominee for Director

*	Previously filed.

II-1

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 12, 2006.

Universal Compression Partners, L.P.

By:	UCO GENERAL PARTNER, LP

its General Partner

By:	UCO GP, LLC

its General Partner

By:	/s/ Stephen A. Snider Name: Stephen A. Snider Title: President and Chief Executive Officer
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Stephen A. Snider Stephen A. Snider		President and Chief Executive Officer and Chairman (Principal Executive Officer)	October 12, 2006

* Daniel K. Schlanger		Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 12, 2006

* Kenneth R. Bickett		Vice President and Controller (Principal Accounting Officer)	October 12, 2006

*By:	/s/ Stephen A. Snider Stephen A. Snider Attorney-in-Fact

II-2

INDEX

Exhibit
Number			Description

1.1		—	Form of Purchase Agreement
3	.1*	—	Certificate of Limited Partnership of Universal Compression Partners, L.P.
3	.2*	—	Form of Amended and Restated Limited Partnership Agreement of Universal Compression Partners, L.P. (included as Appendix A to the Prospectus and including specimen unit certificate for the common units)
3	.3*	—	Certificate of Partnership of UCO General Partner, LP
3	.4*	—	Form of Amended and Restated Limited Partnership Agreement of UCO General Partner, LP
3	.5*	—	Certificate of Formation of UCO GP, LLC
3	.6*	—	Form of Amended and Restated Limited Liability Company Agreement of UCO GP, LLC
5	.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8	.1*	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10	.1*	—	Form of Revolving Credit Agreement
10	.2*	—	Universal Compression Partners, L.P. Long-Term Incentive Plan
10	.3*	—	Form of Contribution, Conveyance and Assumption Agreement
10	.4*	—	Form of Unit Option Grant
10	.5*	—	Form of Phantom Unit Grant
10	.6*	—	Form of Omnibus Agreement
21	.1*	—	List of Subsidiaries of Universal Compression Partners, L.P.
23	.1*	—	Consent of Deloitte & Touche LLP
23	.2*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23	.3*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
24	.1*	—	Powers of Attorney (contained on the signature page)
99	.1*	—	Consent of Nominee for Director
99	.2*	—	Consent of Nominee for Director
99	.3*	—	Consent of Nominee for Director
99	.4*	—	Consent of Nominee for Director
99	.5*	—	Consent of Nominee for Director
99	.6*	—	Consent of Nominee for Director

*	Previously filed.